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                                                                     EXHIBIT 1.4

                              Dated: April 1, 1998

                        INTERSCIENCE COMPUTER CORPORATION

                                       and

                                  NORMAN BAKER

                                       and

                               FRANK LA CHAPPELLE






                                 SHARE SALE DEED

                              RELATING TO SHARES IN
                                INTERSCIENCE PLC




                                   Owen White
                                  Senate House
                                 62-70 Bath Road
                                     Slough
                                    Berkshire
                                     SL1 3SR

                              Tel.No. 01753 536846
                              Fax No. 01753 691360
                            e-mail: law@owenwhite.com


                                   EXHIBIT 1.4

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                                 SHARE SALE DEED


DATE                                                  19

PARTIES

1       `The Vendor':      Interscience Computer Corporation a United States
                           corporation (Commission File Nol-12312) whose principal place of business is at 5236 Coludny
                           Drive Suite 100 Agoura Hills California 91301
                           United States of America

2       `The Purchaser':   Norman Baker of 48 Old Slade Lane Richings Park Iver
                           Buckinghamshire SL8 9DR

3       `The Vendor-Director':  Frank La Chappelle of One Stirrup Lane, Bell
                                Canyon, California 91307, United States of
                                America.


RECITALS

A) The Company has an authorized share capital of pound sterling 100,000 made up of 100,000 ordinary shares of pound sterling 1 each of which one has previously been issued to and is at the date hereof owned by the Purchaser and the forty-nine thousand nine hundred and ninety-nine have previously been issued to and are at the date hereof owned by the Vendor.


OPERATIVE PROVISIONS

        1      INTERPRETATION

               1.1 In this Deed the following words and expressions have the following meanings:

               `COMPANY'     Interscience plc

               `SHARES' the 49,999 issued Ordinary Shares of El each of the Company presently owned by the Vendor

               `WARRANTIES'  the warranties and representations by the Vendor and the Vendor-Director in clause 5 and Schedule 2


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               1.2 All references in this Deed to a statutory provision shall be construed as including references to:

                      1.2.1 any statutory modification, consolidation or re-enactment (whether before or after the date of this Deed) for the time being in force;

                      1.2.2 any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification.

               1.3 Clause headings in this Deed are for ease of reference only and do not affect the construction of any provision.

        2 AGREEMENT FOR SALE

               2.1 Subject to the terms and conditions of this Deed the Vendor shall sell as with fall title guarantee and the Purchaser shall purchase the Shares, with all rights attaching to them and with effect from the date of this Deed.

        3 PURCHASE CONSIDERATION

                3.1 The purchase consideration for the Shares shall be the sum of US $10,000 which shall be paid in fall immediately upon completion of this Deed by bankers draft

        4 COMPLETION

                4.1 Completion of the purchase of the Shares shall take place at the principal place of business of the Vendor immediately after the signing of this Deed.

                4.2 The Vendor shall deliver to the Purchaser duly completed and signed transfers in favor of the Purchaser or as it may direct of the Shares together with the relative share certificates.

                4.3 There shall be delivered or made available to the Purchaser:

                      4.3.1 the seal and certificate of incorporation of the Company;

                      4.3.2 the statutory books of the Company, complete and up-to-date;

                      4.3.3 the resignation of the Vendor-Director with his written acknowledgement executed as a deed in such form as the Purchaser requires that he has no claim against the Company on any grounds whatsoever


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                4.4 Board Meetings of the Company shall be held at which:

                      4.4.1 such persons as the Purchaser may nominate shall be appointed additional directors;

                      4.4.2 the transfers referred to in clauses shall be approved (subject to stamping); and

                      4.4.3 the resignation of the Vendor-Director shall be accepted

                4.5 Upon completion of the matters referred to in clauses 4.2 to
4.4 the Purchaser shall deliver to the Vendor' solicitors a banker's draft for the amount of the purchase consideration for the Shares.

        5 WARRANTIES AND UNDERTAKINGS BY THE VENDOR AND THE VENDOR-DIRECTOR

                5.1 The Vendor and the Vendor-Director jointly and severally warrant to the Purchaser that the Warranties set out in Schedule 2 are true and accurate in all respects.

                5.2 Each of the Warranties is without prejudice to any other warranty or undertaking and, except where expressly stated, no clause contained in this Deed governs or limits the extent or application of any other clause.

                5.3 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any investigation made by or on behalf of the Purchaser into the affairs of the Company, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release.

                5.4 The Vendor and the Vendor-Director jointly and severally undertake to use their utmost endeavors to procure that with effect from Completion of this Deed the Company and all its assets shall be released from any guarantee or surety given in relation to the indebtedness of the Vendor and/or the Company and/or any company within the same group of companies as the Company and/or the Vendor and in particular (but without prejudice to the generality of the foregoing) to procure the immediate release of the Company from the guarantee dated [July 1996] and executed by the Company in favour of the [Sanwa Bank] The Vendor and the Vendor-Director further undertake to indemnify the Company immediately upon demand against any and all liabilities, damages, losses, costs or expenses (including without limitation consequential losses) it may incur as a result of the failure of the Vendor and/or the Vendor-Director to procure the release of the Company as set in this clause 5.4.


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        6 RESTRICTIVE AGREEMENT

                6.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company, each of the Vendor and the Vendor-Director jointly and severally undertake as separate and independent agreements that he will not without the express prior authority of the
Purchaser:

                      6.1.1 at any time after Completion disclose to any person, or himself use for any purpose, and shall use his best endeavors to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or any of its clients' or customers transactions or affairs, which may, or may have, come to his knowledge;

                      6.1.2 for a period of one year after Completion either on his own account or for any other person directly or indirectly solicit, interfere with or endeavor to entice away from the Company any person who to his knowledge is now or has during the one year preceding the date of this Deed been a client, customer or employee of, or in the habit of dealing with, the Company;

                      6.1.3 for a period of one year after Completion, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged or concerned or interested (a) in the business of the sale and/or supply of fusing agent for use in printers; or
(b) in any other business similar to any business carried on by the Company at the date of this Deed.

        7 COMMUNICATIONS

                7.1 All communications between the parties with respect to this Deed shall be delivered by hand or sent by first class prepaid post (except where the address for service of the addressee is in a different country to that from which the communication is being despatched in which case such communication shall be sent by airmail) to the address of the addressee as set out in this Deed or to such other address as the addressee may from time to time have notified for the purpose of and in accordance with this clause.

                7.2 Communications addressed to the Purchaser shall be marked for his personal attention.

                7.3 In proving service by post or airmail it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

                7.4 Communications served between the parties shall be deemed to have been served on the addressee, if delivered by hand, immediately upon delivery, if sent by first


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class prepaid post, on the second business day after posting and, if sent by airmail, on the seventh business day after posting in accordance with this clause.

                                   SCHEDULE 1

                             Details of the Company

PART 1: THE COMPANY        INTERSCIENCE PLC

Company number:            2865344

Date of incorporation:     25.10.1993

Share capital:

        Authorized         [pound sterling]100,000 divided into
                           [pound sterling]1 shares

        Issued             50,000 ordinary

Registered office:         Enterprise House Ashford Road Ashford Middlesex
                           TW15 1XB

Directors:                 Norman Baker of 48 Old Slade Lane Richings Park
                           Iver Buckinghamshire SL8 9DR

                           Frank J La Chappelle of One Stirrup Lane, Bell Canyon California 91307 United States of America




                                   SCHEDULE 2
                                   Warranties

                1.1 The Shares constitute the whole of the issued and allotted share capital of the Company.

                1.2 There are no agreements or arrangements in force, other than this Deed, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company.

                1.3 No power of attorney given by the Company is in force.


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EXECUTED AS A DEED BY               )
INTERSCIENCE COMPUTER CORPORATION   ) /s/ Walter Kornbluh
                                      --------------------------
and signed by:-                     ) President



SIGNED AS A DEED by the above-named )
NORMAN BAKER                        )
in the presence of:-                ) /s/ NORMAN BAKER
                                    ----------------



SIGNED AS A DEED by the above-named )
FRANK LA CHAPPELLE                  )
in the presence of:-                ) /s/ FRANK LA CHAPPELLE
                                    ----------------------


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